EXHIBIT 99.1
Press Release

FOR IMMEDIATE RELEASE

For further information:
Chandni Luthra - Investors	Steve Iaco - Media
212.984.8113	212.984.6535
Chandni.Luthra@cbre.com	Steven.Iaco@cbre.com

CBRE GROUP, INC. REPORTS FINANCIAL RESULTS FOR SECOND-QUARTER 2024

Dallas, TX – July 25, 2024 — CBRE Group, Inc. (NYSE:CBRE) today reported financial results for the second quarter ended June 30, 2024.

Key Highlights:

•Revenue up 9%; net revenue up 11%
•Resilient Business(1) net revenue increased 14%, bolstered by Turner & Townsend’s 18% growth
•Advisory transaction revenue - leasing and capital markets - rose 5%, supported by growth of 13% in U.S. leasing revenue and 20% in mortgage origination fees
•GAAP EPS down 34% to $0.42; Core EPS down 2% to $0.81
•Deployed $1.3 billion of capital year-to-date across M&A and REI co-investments
•Both net cash flow from operations and free cash flow improved by approximately $300 million; free cash flow conversion was nearly 90%
•Now expect slightly over $1 billion of free cash flow for the full year
•Increased full-year Core EPS outlook to a range of $4.70 to $4.90 – up from $4.25 to $4.65

“CBRE had a successful second quarter for three reasons. First, revenue, profitability and cash flow exceeded our expectations, with outperformance across all three business segments. Second, we made several sizable capital investments consistent with our strategy to invest in cyclically resilient or secularly favored elements of our business. And third, we made quick, material progress on the cost challenges we identified last quarter,” said Bob Sulentic, chair and chief executive officer of CBRE.

Consolidated Financial Results Overview
The following table presents highlights of CBRE performance (dollars in millions, except per share data; totals may not add due to rounding):

CBRE Press Release
July 25, 2024

			% Change
	Q2 2024	Q2 2023	USD	LC (2)
Operating Results
Revenue	$8,391	$7,720	8.7%	9.4%
Net revenue (3)	4,971	4,478	11.0%	11.7%
GAAP net income	130	201	(35.5)%	(31.8)%
GAAP EPS	0.42	0.64	(34.2)%	(30.4)%
Core adjusted net income (4)	248	258	(3.8)%	(1.0)%
Core EBITDA (5)	505	504	0.3%	1.7%
Core EPS (4)	0.81	0.82	(1.9)%	1.0%

Cash Flow Results
Cash flow provided by (used in) operations	$287	$(11)	N/M
Less: Capital expenditures	67	75	(10.6)%
Free cash flow (6)	$220	$(86)	N/M

Advisory Services Segment
The following table presents highlights of the Advisory Services segment performance (dollars in millions; totals may not add due to rounding):

			% Change
	Q2 2024	Q2 2023	USD		LC
Revenue	$2,218	$2,042	8.6%		9.3%
Net revenue	2,195	2,021	8.6%		9.3%
Segment operating profit (7)	344	315	9.2%		10.4%
Segment operating profit on revenue margin (8)	15.5%	15.5%	—	pts	0.1	pts
Segment operating profit on net revenue margin (8)	15.7%	15.6%	0.1	pts	0.2	pts

Note: all percent changes cited are vs. second-quarter 2023, except where noted.

Property Leasing
•Global leasing revenue rose 9% (same local currency), exceeding expectations.
•Growth was driven by the Americas, with leasing revenue up 12% (13% local currency), including 13% in the United States.
•Asia-Pacific (APAC) leasing revenue rose 3% (7% local currency), with solid growth across most of the region.
•In Europe, the Middle East & Africa (EMEA), leasing revenue fell 3% (4% local currency) with growth in the Netherlands, Poland and Spain offset by weakness elsewhere in the region.
•Globally, office leasing once again increased by double digits, led by the United States. New York office leasing was a key driver in the quarter.
•U.S. leasing showed continued momentum in July.

CBRE Press Release
July 25, 2024

Capital Markets
•Property sales revenue began to stabilize. Global sales revenue declined 3% (2% local currency), less pronounced than expected.
•EMEA once again paced global activity with sales revenue up 3% (same local currency), led by double-digit growth in the United Kingdom, where property values have largely reset.
•In contrast, sales revenue fell 4% (same local currency) in the Americas and 5% (up 1% local currency) in APAC. Greater China, India and Singapore showed solid growth in the quarter.
•Among property types, industrial and multifamily sales showed global growth.
•Mortgage origination revenue jumped 38% (same local currency), led by a 20% increase in loan origination fees reflecting refinancing activity with debt funds, as well as higher interest earnings on escrow balances.

Other Advisory Business Lines
•Loan servicing revenue rose 7% (6% local currency). The servicing portfolio increased to more than $425 billion, up 3% for the quarter and 7% from a year ago.
•Property management net revenue increased 16% (same local currency), fueled by the onboarding of the Brookfield 65 million sq. ft. U.S. office portfolio.
•Valuations revenue edged up 2% (3% local currency). Growth was strongest in Continental Europe.

Global Workplace Solutions (GWS) Segment
The following table presents highlights of the GWS segment performance (dollars in millions; totals may not add due to rounding):

			% Change
	Q2 2024	Q2 2023	USD		LC
Revenue	$5,944	$5,426	9.5%		10.3%
Net revenue	2,547	2,205	15.5%		16.3%
Segment operating profit	258	233	10.8%		12.0%
Segment operating profit on revenue margin	4.3%	4.3%	—	pts	0.1	pts
Segment operating profit on net revenue margin	10.1%	10.6%	(0.4	pts)	(0.4	pts)

Note: all percent changes cited are vs. second-quarter 2023, except where noted.

•Facilities management net revenue increased 18% (19% local currency), paced by strength in the Local business. Organic net revenue, which excludes contributions from companies acquired since July 1, 2023, was also up by double digits.
•Project management net revenue rose 11% (12% local currency), with continued strong growth from Turner & Townsend.
•Net operating margin improved 20 basis points compared with first-quarter 2024 reflecting the early benefit of recent cost actions but was below the prior-year second quarter level.

CBRE Press Release
July 25, 2024

Real Estate Investments (REI) Segment
The following table presents highlights of the REI segment performance (dollars in millions):

			% Change
	Q2 2024	Q2 2023	USD	LC
Revenue	$232	$256	(9.2)%	(9.2)%
Segment operating profit	10	33	(69.8)%	(68.4)%

Note: all percent changes cited are vs. second-quarter 2023, except where noted.

Investment Management
•Total revenue slipped 2% (1% local currency).
•Operating profit increased 4% (5% local currency) to approximately $39 million, largely due to higher co-investment returns.
•Assets Under Management (AUM) totaled $142.5 billion, a decrease of $1.5 billion from first-quarter 2024. The decrease was primarily driven by lower asset values as well as adverse foreign currency movement.

Real Estate Development
•Global development operating loss(9) totaled approximately $26 million. As expected, asset sales activity was limited in the period.
•The in-process portfolio ended second-quarter 2024 at $18.8 billion, unchanged from first-quarter 2024. The pipeline increased $0.3 billion during the quarter to $13.1 billion.

Corporate and Other Segment
•Non-core operating loss totaled $13 million, primarily due to the lower value of the company’s investment in Altus Power, Inc. (NYSE:AMPS), reflecting a decline in its share price during the quarter.
•Core corporate operating loss increased by approximately $29 million, primarily due to a resetting of incentive compensation, which had been reduced in last year’s second quarter.

CBRE Press Release
July 25, 2024

Capital Allocation Overview
•Free Cash Flow – During the second quarter of 2024, free cash flow was $220 million. This reflected cash provided by operating activities of $287 million, adjusted for total capital expenditures of $67 million.(10) Cash flow conversion improved to 64% on a trailing 12-month basis, the third consecutive increase.
•Stock Repurchase Program – The company repurchased approximately 0.6 million shares for $48.4 million ($87.25 average price per share) during the second quarter. There was approximately $1.4 billion of capacity remaining under the company’s authorized stock repurchase program as of June 30, 2024.
•Acquisitions and Investments – During the second quarter, CBRE made acquisitions totaling approximately $290.9 million in cash and non-cash consideration, primarily for Direct Line Global, a leading provider of technical facilities management services for data center owners and operators. Direct Line Global serves the world’s largest global technology companies across the hyperscale, co-location and enterprise markets. CBRE also acquired a provider of local facilities management technical services in Canada.
During the quarter, CBRE also announced plans to combine its project management business with its Turner & Townsend subsidiary. The combined business, which will be reported as a separate business segment beginning in 2025, will create a premier project, program and cost management business with more than 20,000 employees serving clients in over 60 countries.
Leverage and Financing Overview
•Leverage – CBRE’s net leverage ratio (net debt(11) to trailing twelve-month core EBITDA) was 1.58x as of June 30, 2024, which is substantially below the company’s primary debt covenant of 4.25x. The net leverage ratio is computed as follows (dollars in millions):

As of
June 30, 2024
Total debt	$4,247
Less: Cash (12)	928
Net debt (11)	$3,319

Divided by: Trailing twelve-month Core EBITDA	$2,103

Net leverage ratio	1.58x

•Liquidity – As of June 30, 2024, the company had approximately $3.7 billion of total liquidity, consisting of $927.7 million in cash, plus the ability to borrow an aggregate of approximately $2.7 billion under its revolving credit facilities, net of any outstanding letters of credit.

CBRE Press Release
July 25, 2024

Conference Call Details
The company’s second quarter earnings webcast and conference call will be held today, Thursday, July 25, 2024 at 8:30 a.m. Eastern Time. Investors are encouraged to access the webcast via this link or they can click this link beginning at 8:15 a.m. Eastern Time for automated access to the conference call.
Alternatively, investors may dial into the conference call using these operator-assisted phone numbers: 877.407.8037 (U.S.) or 201.689.8037 (International). A replay of the call will be available starting at 1:00 p.m. Eastern Time on July 25, 2024. The replay is accessible by dialing 877.660.6853 (U.S.) or 201.612.7415 (International) and using the access code: 13747576#. A transcript of the call will be available on the company's Investor Relations website at https://ir.cbre.com.
About CBRE Group, Inc.
CBRE Group, Inc. (NYSE:CBRE), a Fortune 500 and S&P 500 company headquartered in Dallas, is the world’s largest commercial real estate services and investment firm (based on 2023 revenue). The company has more than 130,000 employees (including Turner & Townsend employees) serving clients in more than 100 countries. CBRE serves a diverse range of clients with an integrated suite of services, including facilities, transaction and project management; property management; investment management; appraisal and valuation; property leasing; strategic consulting; property sales; mortgage services and development services. Please visit our website at www.cbre.com. We routinely post important information on our website, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included in the Investor Relations section of our website at https://ir.cbre.com. Accordingly, investors should monitor such portion of our website, in addition to following our press releases, Securities and Exchange Commission filings and public conference calls and webcasts.
Safe Harbor and Footnotes
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the economic outlook, the company’s future growth momentum, operations and business outlook. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results and performance in future periods to be materially different from any future results or performance suggested in forward-looking statements in this press release. Any forward-looking statements speak only as of the date of this press release and, except to the extent required by applicable securities laws, the company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If the company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. Factors that could cause results to differ materially include, but are not limited to: disruptions in general economic, political and regulatory conditions and significant public health events, particularly in geographies or industry sectors where our business may be concentrated; volatility or adverse developments in the securities, capital or credit markets, interest rate increases and conditions affecting the value of real estate assets, inside and outside the United States; poor performance of real estate investments or other conditions that negatively impact clients’ willingness to make real estate or long-term contractual commitments and the cost and availability of capital for investment in real estate; foreign currency fluctuations and changes in currency restrictions, trade sanctions and import/export and transfer pricing rules; our ability to compete globally, or in specific geographic markets or business segments that are material to us; our ability to identify, acquire and integrate accretive companies; costs and potential future capital requirements relating to companies we may acquire; integration challenges arising out of companies we may acquire; increases in unemployment and general slowdowns in commercial activity; trends in pricing and risk assumption for commercial real estate services; the effect of significant changes in capitalization rates across different property types; a reduction by companies in their reliance on outsourcing for their commercial real estate needs, which would affect our revenues and operating performance; client actions to restrain project spending and reduce outsourced staffing levels; our ability to further diversify our revenue model to offset cyclical economic trends in the commercial real estate industry; our ability to attract new occupier and investor clients; our ability to retain major clients and renew related contracts; our ability to leverage our global services platform to maximize and sustain long-term cash flow; our ability to continue investing in our platform and client service offerings; our ability to maintain expense discipline; the emergence of disruptive business models and technologies; negative publicity or harm to our brand and reputation; the failure by third parties we do business with to comply with service level agreements or regulatory or legal requirements; the ability of our investment management business to

CBRE Press Release
July 25, 2024

maintain and grow assets under management and achieve desired investment returns for our investors, and any potential related litigation, liabilities or reputational harm possible if we fail to do so; our ability to manage fluctuations in net earnings and cash flow, which could result from poor performance in our investment programs, including our participation as a principal in real estate investments; the ability of our indirect subsidiary, CBRE Capital Markets, Inc., to periodically amend, or replace, on satisfactory terms, the agreements for its warehouse lines of credit; declines in lending activity of U.S. GSEs, regulatory oversight of such activity and our mortgage servicing revenue from the commercial real estate mortgage market; changes in U.S. and international law and regulatory environments (including relating to anti-corruption, anti-money laundering, trade sanctions, tariffs, currency controls and other trade control laws), particularly in Asia, Africa, Russia, Eastern Europe and the Middle East, due to the level of political instability in those regions; litigation and its financial and reputational risks to us; our exposure to liabilities in connection with real estate advisory and property management activities and our ability to procure sufficient insurance coverage on acceptable terms; our ability to retain, attract and incentivize key personnel; our ability to manage organizational challenges associated with our size; liabilities under guarantees, or for construction defects, that we incur in our development services business; variations in historically customary seasonal patterns that cause our business not to perform as expected; our leverage under our debt instruments as well as the limited restrictions therein on our ability to incur additional debt, and the potential increased borrowing costs to us from a credit-ratings downgrade; our and our employees’ ability to execute on, and adapt to, information technology strategies and trends; cybersecurity threats or other threats to our information technology networks, including the potential misappropriation of assets or sensitive information, corruption of data or operational disruption; our ability to comply with laws and regulations related to our global operations, including real estate licensure, tax, labor and employment laws and regulations, fire and safety building requirements and regulations, as well as data privacy and protection regulations and ESG matters, and the anti-corruption laws and trade sanctions of the U.S. and other countries; changes in applicable tax or accounting requirements; any inability for us to implement and maintain effective internal controls over financial reporting; the effect of implementation of new accounting rules and standards or the impairment of our goodwill and intangible assets; and the performance of our equity investments in companies that we do not control.
Additional information concerning factors that may influence the company’s financial information is discussed under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk” and “Cautionary Note on Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2023, our latest quarterly report on Form 10-Q, as well as in the company’s press releases and other periodic filings with the Securities and Exchange Commission (SEC). Such filings are available publicly and may be obtained on the company’s website at www.cbre.com or upon written request from CBRE’s Investor Relations Department at investorrelations@cbre.com.
The terms “net revenue,” “core adjusted net income,” “core EBITDA,” “core EPS,” “business line operating profit (loss),” “segment operating profit on revenue margin,” “segment operating profit on net revenue margin,” “net debt” and “free cash flow,” all of which CBRE uses in this press release, are non-GAAP financial measures under SEC guidelines, and you should refer to the footnotes below as well as the “Non-GAAP Financial Measures” section in this press release for a further explanation of these measures. We have also included in that section reconciliations of these measures in specific periods to their most directly comparable financial measure calculated and presented in accordance with GAAP for those periods.
Totals may not sum in tables in millions included in this release due to rounding.

Note: We have not reconciled the (non-GAAP) core earnings per share forward-looking guidance included in this release to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to costs related to acquisitions, carried interest incentive compensation and financing costs, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

(1)Net revenue from Resilient Businesses includes facilities management, project management, property management, loan servicing, valuations and investment management business fees. Net revenue from Transactional Businesses includes sales, leasing, mortgage origination, carried interest and incentive fees in the investment management business, and development fees.
(2)Local currency percentage change is calculated by comparing current-period results at prior-period exchange rates versus prior-period results.
(3)Net revenue is gross revenue less costs largely associated with subcontracted vendor work performed for clients. These costs are reimbursable by clients and generally have no margin.

CBRE Press Release
July 25, 2024

(4)Core adjusted net income and core earnings per diluted share (or core EPS) exclude the effect of select items from GAAP net income and GAAP earnings per diluted share as well as adjust the provision for (benefit from) income taxes and impact on non-controlling interest for such charges. Adjustments during the periods presented included non-cash depreciation and amortization expense related to certain assets attributable to acquisitions and restructuring activities, interest expense related to indirect tax settlement, certain carried interest incentive compensation expense (reversal) to align with the timing of associated revenue, costs incurred related to legal entity restructuring, write-off of financing costs on extinguished debt, integration and other costs related to acquisitions, asset impairments, costs associated with efficiency and cost-reduction initiatives, and charges related to indirect tax settlement. It also removes the fair value changes and related tax impact of certain strategic non-core non-controlling equity investments that are not directly related to our business segments (including venture capital “VC” related investments).
(5)Core EBITDA represents earnings, inclusive of non-controlling interest, before net interest expense, write-off of financing costs on extinguished debt, income taxes, depreciation and amortization, asset impairments, adjustments related to certain carried interest incentive compensation expense (reversal) to align with the timing of associated revenue, costs incurred related to legal entity restructuring, integration and other costs related to acquisitions, costs associated with efficiency and cost-reduction initiatives, charges related to indirect tax settlement. It also removes the fair value changes, on a pre-tax basis, of certain strategic non-core non-controlling equity investments that are not directly related to our business segments (including venture capital “VC” related investments).
(6)Free cash flow is calculated as cash flow provided by operations, less capital expenditures (reflected in the investing section of the consolidated statement of cash flows).
(7)Segment operating profit (loss) is the measure reported to the chief operating decision maker (CODM) for purposes of making decisions about allocating resources to each segment and assessing performance of each segment. Segment operating profit represents earnings, inclusive of non-controlling interest, before net interest expense, write-off of financing costs on extinguished debt, income taxes, depreciation and amortization and asset impairments, as well as adjustments related to the following: certain carried interest incentive compensation expense (reversal) to align with the timing of associated revenue, costs incurred related to legal entity restructuring, integration and other costs related to acquisitions, costs associated with efficiency and cost-reduction initiatives, and charges related to indirect tax settlement.
(8)Segment operating profit on revenue and net revenue margins represent segment operating profit divided by revenue and net revenue, respectively.
(9)Represents line of business profitability/losses, as adjusted.
(10)For the three months ended June 30, 2024, the company incurred capital expenditures of $66.8 million (reflected in the investing section of the condensed consolidated statement of cash flows) and received tenant concessions from landlords of $5.9 million (reflected in the operating section of the condensed consolidated statement of cash flows).
(11)Net debt is calculated as total debt (excluding non-recourse debt) less cash and cash equivalents.
(12)Cash represents cash and cash equivalents (excluding restricted cash).

CBRE Press Release
July 25, 2024

CBRE GROUP, INC.
OPERATING RESULTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2024 AND 2023
(in millions, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue:
Net revenue	$4,971	$4,478	$9,415	$8,658
Pass-through costs also recognized as revenue	3,420	3,242	6,911	6,473
Total revenue	8,391	7,720	16,326	15,131

Costs and expenses:
Cost of revenue	6,793	6,179	13,268	12,186
Operating, administrative and other	1,191	1,089	2,302	2,297
Depreciation and amortization	161	155	319	316
Total costs and expenses	8,145	7,423	15,889	14,799

Gain on disposition of real estate	—	9	13	12

Operating income	246	306	450	344

Equity (loss) income from unconsolidated subsidiaries	(15)	(8)	(73)	134
Other income	6	6	15	8
Interest expense, net of interest income	63	43	99	71
Income before provision for income taxes	174	261	293	415
Provision for income taxes	32	55	3	84
Net income	142	206	290	331
Less: Net income attributable to non-controlling interests	12	5	34	13
Net income attributable to CBRE Group, Inc.	$130	$201	$256	$318

Basic income per share:
Net income per share attributable to CBRE Group, Inc.	$0.42	$0.65	$0.84	$1.02
Weighted average shares outstanding for basic income per share	306,745,116	310,857,203	306,276,871	310,662,324

Diluted income per share:
Net income per share attributable to CBRE Group, Inc.	$0.42	$0.64	$0.83	$1.01
Weighted average shares outstanding for diluted income per share	308,035,211	314,282,247	308,269,040	314,821,615

Core EBITDA	$505	$504	$930	$1,036

CBRE Press Release
July 25, 2024

CBRE GROUP, INC.
SEGMENT RESULTS
FOR THE THREE MONTHS ENDED JUNE 30, 2024
(in millions, totals may not add due to rounding)
(Unaudited)

	Three Months Ended June 30, 2024
	Advisory Services	Global Workplace Solutions	Real Estate Investments	Corporate (1)	Total Core	Other	Total Consolidated
Revenue:
Net revenue	$2,195	$2,547	$232	$(3)	$4,971	$—	$4,971
Pass-through costs also recognized as revenue	23	3,397	—	—	3,420	—	3,420
Total revenue	2,218	5,944	232	(3)	8,391	—	8,391

Costs and expenses:
Cost of revenue	1,359	5,377	57	—	6,793	—	6,793
Operating, administrative and other	515	354	169	153	1,191	—	1,191
Depreciation and amortization	63	81	3	14	161	—	161
Total costs and expenses	1,937	5,812	229	167	8,145	—	8,145

Operating income (loss)	281	132	3	(170)	246	—	246

Equity income (loss) from unconsolidated subsidiaries	—	3	4	—	7	(22)	(15)
Other (loss) income	—	(1)	(1)	(1)	(3)	9	6
Add-back: Depreciation and amortization	63	81	3	14	161	—	161
Adjustments:
Costs associated with efficiency and cost-reduction initiatives	—	30	—	37	67	—	67
Charges related to indirect tax settlement	—	—	—	13	13	—	13
Carried interest incentive compensation expense to align with the timing of associated revenue	—	—	1	—	1	—	1
Integration and other costs related to acquisitions	—	13	—	—	13	—	13

Total segment operating profit (loss)	$344	$258	$10	$(107)		$(13)	$492

Core EBITDA					$505
_______________
(1)Includes elimination of inter-segment revenue.

CBRE Press Release
July 25, 2024

CBRE GROUP, INC.
SEGMENT RESULTS—(CONTINUED)
FOR THE THREE MONTHS ENDED JUNE 30, 2023
(in millions, totals may not add due to rounding)
(Unaudited)

	Three Months Ended June 30, 2023

	Advisory Services	Global Workplace Solutions	Real Estate Investments	Corporate (1)	Total Core	Other	Total Consolidated
Revenue:
Net revenue	$2,021	$2,205	$256	$(4)	$4,478	$—	$4,478
Pass-through costs also recognized as revenue	21	3,221	—	—	3,242	—	3,242
Total revenue	2,042	5,426	256	(4)	7,720	—	7,720

Costs and expenses:
Cost of revenue	1,234	4,897	51	(3)	6,179	—	6,179
Operating, administrative and other	498	307	177	107	1,089	—	1,089
Depreciation and amortization	72	65	3	15	155	—	155
Total costs and expenses	1,804	5,269	231	119	7,423	—	7,423

Gain on disposition of real estate	—	—	9	—	9	—	9

Operating income (loss)	238	157	34	(123)	306	—	306

Equity income (loss) from unconsolidated subsidiaries	1	—	(3)	—	(2)	(6)	(8)
Other income (loss)	2	2	—	3	7	(1)	6
Add-back: Depreciation and amortization	72	65	3	15	155	—	155
Adjustments:
Costs associated with efficiency and cost-reduction initiatives	2	1	—	—	3	—	3
Integration and other costs related to acquisitions	—	8	—	28	36	—	36
Carried interest incentive compensation reversal to align with the timing of associated revenue	—	—	(1)	—	(1)	—	(1)

Total segment operating profit (loss)	$315	$233	$33	$(77)		$(7)	$497

Core EBITDA					$504
_______________
(1)Includes elimination of inter-segment revenue.

CBRE Press Release
July 25, 2024

CBRE GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(Unaudited)

	June 30, 2024	December 31, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$928	$1,265
Restricted cash	105	106
Receivables, net	6,304	6,370
Warehouse receivables (1)	973	675
Contract assets	454	443
Prepaid expenses	342	333
Income taxes receivable	190	159
Other current assets	357	315
Total Current Assets	9,653	9,666
Property and equipment, net	895	907
Goodwill	5,667	5,129
Other intangible assets, net	2,385	2,081
Operating lease assets	1,032	1,030
Investments in unconsolidated subsidiaries	1,309	1,374
Non-current contract assets	92	75
Real estate under development	380	300
Non-current income taxes receivable	77	78
Deferred tax assets, net	338	361
Other assets, net	1,634	1,547
Total Assets	$23,462	$22,548
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$3,568	$3,562
Compensation and employee benefits payable	1,230	1,459
Accrued bonus and profit sharing	974	1,556
Operating lease liabilities	244	242
Contract liabilities	311	298
Income taxes payable	128	217
Warehouse lines of credit (which fund loans that U.S. Government Sponsored Enterprises have committed to purchase) (1)	961	666
Revolving credit facility	940	—
Other short-term borrowings	7	16
Current maturities of long-term debt	28	9
Other current liabilities	238	218
Total Current Liabilities	8,629	8,243
Long-term debt, net of current maturities	3,272	2,804
Non-current operating lease liabilities	1,091	1,089
Non-current income taxes payable	—	30
Non-current tax liabilities	148	157
Deferred tax liabilities, net	248	255
Other liabilities	885	903
Total Liabilities	14,273	13,481
Equity:
CBRE Group, Inc. Stockholders’ Equity:
Class A common stock	3	3
Additional paid-in capital	—	—
Accumulated earnings	9,384	9,188
Accumulated other comprehensive loss	(1,031)	(924)
Total CBRE Group, Inc. Stockholders’ Equity	8,356	8,267
Non-controlling interests	833	800
Total Equity	9,189	9,067
Total Liabilities and Equity	$23,462	$22,548
________________________________________________________________________________________________________________________________________
(1)Represents loan receivables, the majority of which are offset by borrowings under related warehouse line of credit facilities.

CBRE Press Release
July 25, 2024

CBRE GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(Unaudited)

	Six Months Ended June 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$290	$331
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	319	316
Amortization of financing costs	3	2
Gains related to mortgage servicing rights, premiums on loan sales and sales of other assets	(60)	(45)
Gain on disposition of real estate assets	(13)	—
Net realized and unrealized gains, primarily from investments	(2)	(3)
Provision for doubtful accounts	9	6
Net compensation expense for equity awards	69	39
Equity loss (income) from unconsolidated subsidiaries	73	(134)
Distribution of earnings from unconsolidated subsidiaries	30	183
Proceeds from sale of mortgage loans	4,129	4,356
Origination of mortgage loans	(4,408)	(4,894)
Increase in warehouse lines of credit	295	549
Tenant concessions received	13	7
Purchase of equity securities	(28)	(8)
Proceeds from sale of equity securities	46	8
Increase in real estate under development	(6)	(37)
Decrease (increase) in receivables, prepaid expenses and other assets (including contract and lease assets)	110	(101)
Decrease in accounts payable and accrued expenses and other liabilities (including contract and lease liabilities)	(77)	(313)
Decrease in compensation and employee benefits payable and accrued bonus and profit sharing	(788)	(811)
Increase in net income taxes receivable/payable	(153)	(157)
Other operating activities, net	(56)	(50)
Net cash used in operating activities	(205)	(756)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(135)	(135)
Acquisition of businesses, including net assets acquired and goodwill, net of cash acquired	(1,051)	(166)
Contributions to unconsolidated subsidiaries	(73)	(60)
Distributions from unconsolidated subsidiaries	29	21
Acquisition and development of real estate assets	(136)	—
Proceeds from disposition of real estate assets	6	—
Other investing activities, net	53	(30)
Net cash used in investing activities	(1,307)	(370)

CBRE Press Release
July 25, 2024

	Six Months Ended June 30,
	2024	2023
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit facility	2,505	3,206
Repayment of revolving credit facility	(1,565)	(2,801)
Proceeds from notes payable on real estate	12	—
Proceeds from issuance of 5.500% senior notes	495	—
Proceeds from issuance of 5.950% senior notes	—	975
Repurchase of common stock	(47)	(130)
Acquisition of businesses (cash paid for acquisitions more than three months after purchase date)	(16)	(68)
Units repurchased for payment of taxes on equity awards	(97)	(50)
Non-controlling interest contributions	17	2
Non-controlling interest distributions	(30)	(1)
Other financing activities, net	(32)	(58)
Net cash provided by financing activities	1,242	1,075
Effect of currency exchange rate changes on cash and cash equivalents and restricted cash	(68)	3
NET DECREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(338)	(48)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, AT BEGINNING OF PERIOD	1,371	1,405
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, AT END OF PERIOD	$1,033	$1,357

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$170	$91
Income tax payments, net	$244	$303
Non-cash investing and financing activities:
Deferred and/or contingent consideration	$15	$—

CBRE Press Release
July 25, 2024

Non-GAAP Financial Measures
The following measures are considered “non-GAAP financial measures” under SEC guidelines:
(i)Net revenue
(ii)Core EBITDA
(iii)Business line operating profit/loss
(iv)Segment operating profit on revenue and net revenue margins
(v)Free cash flow
(vi)Net debt
(vii)Core net income attributable to CBRE Group, Inc. stockholders, as adjusted (which we also refer to as “core adjusted net income”)
(viii)Core EPS
These measures are not recognized measurements under United States generally accepted accounting principles (GAAP). When analyzing our operating performance, investors should use these measures in addition to, and not as an alternative for, their most directly comparable financial measure calculated and presented in accordance with GAAP. Because not all companies use identical calculations, our presentation of these measures may not be comparable to similarly titled measures of other companies.
Our management generally uses these non-GAAP financial measures to evaluate operating performance and for other discretionary purposes. The company believes these measures provide a more complete understanding of ongoing operations, enhance comparability of current results to prior periods and may be useful for investors to analyze our financial performance because they eliminate the impact of selected charges that may obscure trends in the underlying performance of our business. The company further uses certain of these measures, and believes that they are useful to investors, for purposes described below.
With respect to net revenue, net revenue is gross revenue less costs largely associated with subcontracted vendor work performed for clients. We believe that investors may find this measure useful to analyze the company’s overall financial performance because it excludes costs reimbursable by clients that generally have no margin, and as such provides greater visibility into the underlying performance of our business.
With respect to Core EBITDA, business line operating profit/loss, and segment operating profit on revenue and net revenue margins, the company believes that investors may find these measures useful in evaluating our operating performance compared to that of other companies in our industry because their calculations generally eliminate the accounting effects of strategic acquisitions, which would include impairment charges of goodwill and intangibles created from such acquisitions, the effects of financings and income tax and the accounting effects of capital spending. All of these measures may vary for different companies for reasons unrelated to overall operating performance. In the case of Core EBITDA, this measure is not intended to be a measure of free cash flow for our management’s discretionary use because it does not consider cash requirements such as tax and debt service payments. The Core EBITDA measure calculated herein may also differ from the amounts calculated under similarly titled definitions in our credit facilities and debt instruments, which amounts are further adjusted to reflect certain other cash and non-cash charges and are used by us to determine compliance with financial covenants therein and our ability to engage in certain activities, such as incurring additional debt. The company also uses segment operating profit and core EPS as significant components when measuring our operating performance under our employee incentive compensation programs.
With respect to free cash flow, the company believes that investors may find this measure useful to analyze the cash flow generated from operations after accounting for cash outflows to support operations and capital expenditures. With respect to net debt, the company believes that investors use this measure when calculating the company’s net leverage ratio.

CBRE Press Release
July 25, 2024

With respect to core EBITDA, core EPS and core adjusted net income, the company believes that investors may find these measures useful to analyze the underlying performance of operations without the impact of strategic non-core equity investments (Altus Power, Inc. and certain other investments) that are not directly related to our business segments. These can be volatile and are often non-cash in nature.
Core net income attributable to CBRE Group, Inc. stockholders, as adjusted (or core adjusted net income), and core EPS, are calculated as follows (in millions, except share and per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Net income attributable to CBRE Group, Inc.	$130	$201	$256	$318

Adjustments:
Non-cash depreciation and amortization expense related to certain assets attributable to acquisitions and restructuring activities	47	40	87	90
Interest expense related to indirect tax settlement	8	—	8	—
Impact of adjustments on non-controlling interest	(6)	(8)	(6)	(18)
Net fair value adjustments on strategic non-core investments	13	7	84	33
Costs associated with efficiency and cost-reduction initiatives	67	3	97	141
Charges related to indirect tax settlement	13	—	13	—
Carried interest incentive compensation expense (reversal) to align with the timing of associated revenue	1	(1)	15	6
Costs incurred related to legal entity restructuring	—	—	2	—
Integration and other costs related to acquisitions (1)	13	36	8	54
Tax impact of adjusted items and strategic non-core investments	(38)	(20)	(75)	(76)

Core net income attributable to CBRE Group, Inc., as adjusted	$248	$258	$489	$548

Core diluted income per share attributable to CBRE Group, Inc., as adjusted	$0.81	$0.82	$1.59	$1.74

Weighted average shares outstanding for diluted income per share	308,035,211	314,282,247	308,269,040	314,821,615
Core EBITDA is calculated as follows (in millions, totals may not add due to rounding):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Net income attributable to CBRE Group, Inc.	$130	$201	$256	$318
Net income attributable to non-controlling interests	12	5	34	13
Net income	142	206	290	331

Adjustments:
Depreciation and amortization	161	155	319	316
Interest expense, net of interest income	63	43	99	71
Provision for income taxes	32	55	3	84
Costs associated with efficiency and cost-reduction initiatives	67	3	97	141
Charges related to indirect tax settlement	13	—	13	—
Carried interest incentive compensation expense (reversal) to align with the timing of associated revenue	1	(1)	15	6
Costs incurred related to legal entity restructuring	—	—	2	—
Integration and other costs related to acquisitions (1)	13	36	8	54
Net fair value adjustments on strategic non-core investments	13	7	84	33
Core EBITDA	$505	$504	$930	$1,036
________________________________________________________________________________________________________________________________________
(1)During the first quarter of 2024, we incurred integration and other costs related to acquisitions of $17.5 million in deal and integration costs, offset by reversal of $21.7 million in previously recognized transaction-related bonus expense due to change in estimate.

CBRE Press Release
July 25, 2024

Core EBITDA for the trailing twelve months ended June 30, 2024 is calculated as follows (in millions):

Trailing Twelve Months Ended June 30, 2024

Net income attributable to CBRE Group, Inc.	$924
Net income attributable to non-controlling interests	62
Net income	986

Adjustments:
Depreciation and amortization	625
Interest expense, net of interest income	177
Provision for income taxes	169
Costs incurred related to legal entity restructuring	15
Integration and other costs related to acquisitions (1)	16
Carried interest incentive compensation expense to align with the timing of associated revenue	2
Costs associated with efficiency and cost-reduction initiatives	115
Charges related to indirect tax settlement	13
One-time gain associated with remeasuring an investment in an unconsolidated subsidiary to fair value as of the date the remaining controlling interest was acquired	(34)
Net fair value adjustments on strategic non-core investments	19

Core EBITDA	$2,103
________________________________________________________________________________________________________________________________________
(1)During the first quarter of 2024, we incurred integration and other costs related to acquisitions of $17.5 million in deal and integration costs, offset by reversal of $21.7 million in previously recognized transaction-related bonus expense due to change in estimate.
Revenue includes client reimbursed pass-through costs largely associated with employees that are dedicated to client facilities and subcontracted vendor work performed for clients. Reimbursement related to subcontracted vendor work generally has no margin and has been excluded from net revenue. Reconciliations are shown below (dollars in millions):

	Three Months Ended June 30,
	2024	2023
Consolidated
Revenue	$8,391	$7,720
Less: Pass-through costs also recognized as revenue	3,420	3,242
Net revenue	$4,971	$4,478

	Three Months Ended June 30,
	2024	2023
Property Management Revenue
Revenue	$555	$481
Less: Pass-through costs also recognized as revenue	23	21
Net revenue	$532	$460

	Three Months Ended June 30,
	2024	2023
GWS Revenue
Revenue	$5,944	$5,426
Less: Pass-through costs also recognized as revenue	3,397	3,221
Net revenue	$2,547	$2,205

CBRE Press Release
July 25, 2024

	Three Months Ended June 30,
	2024	2023
Facilities Management Revenue
Revenue	$4,127	$3,686
Less: Pass-through costs also recognized as revenue	2,430	2,247
Net revenue	$1,697	$1,439

Three Months Ended June 30,
2024
Facilities Management Revenue from acquisitions since July 1, 2023
Revenue	$106
Less: Pass-through costs also recognized as revenue	8
Net revenue	$98

	Three Months Ended June 30,
	2024	2023
Project Management Revenue
Revenue	$1,817	$1,740
Less: Pass-through costs also recognized as revenue	967	974
Net revenue	$850	$766

	Three Months Ended June 30,
	2024	2023
Turner & Townsend
Revenue	$528	$442
Less: Pass-through costs also recognized as revenue	84	65
Net revenue	$444	$377

	Three Months Ended June 30,
	2024	2023
Net revenue from Resilient Business lines (1)
Revenue	$6,898	$6,302
Less: Pass-through costs also recognized as revenue	3,420	3,242
Net revenue	$3,478	$3,060
Below represents a reconciliation of REI business line operating profitability/loss to REI segment operating profit (in millions):

	Three Months Ended June 30,
Real Estate Investments	2024	2023
Investment management operating profit	$39	$38
Global real estate development operating loss	(26)	(9)
Segment overhead (and related adjustments)	(3)	4
Real estate investments segment operating profit	$10	$33